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Main Street Trust, Inc.

GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security Numbers (SSNs) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers (EINs) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the NAME and SOCIAL SECURITY number of—	For this type of account:		Give the NAME and SOCIAL SECURITY number of—

1.	An individual's account	The individual	8.	Sole proprietorship account	The owner(4)
2.	Two or more individuals (joint account)	The actual owner of the account, or if combined funds, the first individual on the account(1)	9.	The valid trust, estate, or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(5)
3.	Husband and wife (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	10.	Corporate account	The corporation
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	11.	Association, club, religious, charitable, educational or other tax-exempt organization account	The organization
5.	Adult and minor (joint account)	The actual owner of the account, or, if combined funds, the first individual on the account(1)	12.	Partnership account held in the name of the business	The partnership(6)
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)	13.	The broker or registered nominee	The broker or nominee
7.	a. The usual revocable saving trust account (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under State law	The grantor-trustee(1) The actual owner(1)	14.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's SSN.

(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's SSN.

(4)
Show the name of the owner but you may also enter your business or "doing business as" name. You may use either your SSN or your EIN (if you have one). This also applies to a single-member limited liability company that is disregarded as an entity separate from its owner for federal purposes.

(5)
List first and circle the name of the legal trust, estate, or pension trust.

(6)
This also applies to a limited liability company (LLC) with at least two members.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Obtaining A Number

        If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities) at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding

1.
Payees specifically exempted from backup withholding on all payments include the following:

•
A corporation.

•
A financial institution.

•
An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•
The United States or any agency or instrumentality thereof.

•
A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

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An international organization, or any agency or instrumentality thereof.

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A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

•
A real estate investment trust.

•
A common trust fund operated by a bank under Section 584(a) of the Code.

•
An exempt charitable remainder trust described in Section 664 of the Code and a non-exempt trust described in Section 4947 of the Code.

•
An entity registered at all times under the Investment Company Act of 1940.

•
A foreign central bank of issue.

•
A futures commission merchant registered with the Commodity Futures Trading Commission.

•
Certain middlemen known in the investment community as nominees or custodians.

2.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•
Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

•
Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

•
Payments of patronage dividends where the amount received is not paid in money.

•
Payments made by certain foreign organizations.

•
Section 404(k) distributions made by an ESOP.

3.
Payments of interest not generally subject to backup withholding include the following:

•
Payments of interest on obligations issued by individuals.
 Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

•
Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

•
Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

•
Payments on tax-free covenant bonds under Section 1451 of the Code.

•
Payments made by certain foreign organizations.

•
Mortgage or student loan interest paid to you.

        Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

        Certain payments other than interest dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and the regulations promulgated thereunder.

Privacy Act Notice—Section 6109 of the Code requires you to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments—If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure may result in civil or criminal penalties.

(3) False Information With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500. Falsifying certification or affirmations may also subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONSULT YOUR TAX ADVISER OR THE INTERNAL REVENUE SERVICE

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9